PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Proxy Statement


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14a-6(e)(2))


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials

[ ] Soliciting material pursuant to sec.240.14a-11(c) or sec.240.14a-12
                                   DeVry Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statements if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Prior unit price or other underlying value of transaction computed
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fee is calculated and state how it was determined.)

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously Paid:

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

DeVry Logo

September 18, 1998

Dear Stockholder:

     On behalf of the Board of Directors of DeVry Inc., it is my pleasure to invite you to attend your Company's Annual Meeting of Stockholders at 10:30 a.m., Tuesday, November 17, 1998, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois.

     We will begin with a discussion of the items listed in the enclosed proxy statement, followed by a report on the growth of DeVry during the last fiscal year. DeVry's performance is also discussed in the enclosed 1998 Annual Report to stockholders, which we think you will find to be interesting reading.

     We strongly encourage you to attend the meeting to represent your shares. Whether or not you plan to attend in person, please mark, sign, date and return your proxy card promptly. Proxy cards may be retrieved immediately prior to the meeting if you would like to vote in person.

     We look forward to greeting you at the meeting.

     Thank you.

                                          Sincerely,

                                          Keller Sig
                                          Dennis J. Keller
                                          Chairman of the Board

                                   DEVRY INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 17, 1998

     You are cordially invited to attend the Annual Meeting of Stockholders of DeVry Inc. at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois on Tuesday, November 17, 1998, at 10:30 a.m. Central Standard Time, for the following purposes:

          (1) To elect three Directors of the Company to serve as Class I Directors for a three-year term, or until their respective successors are elected and qualified;

          (2) To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock ($0.01 par value) from 75,000,000 to 200,000,000;

          (3) To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the current fiscal year; and

          (4) To consider such other business as may properly come before the meeting or any adjournment thereof.

     You will find enclosed with this Notice a proxy card and a Proxy Statement for the meeting and a copy of the DeVry Inc. Annual Report for 1998.

     The Board of Directors has fixed a record date of September 18, 1998. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting. The principal office of the Company is situated at One Tower Lane, Suite 1000, Oakbrook Terrace, Illinois 60181.

     All stockholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, you are encouraged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided for that proxy. You may attend the meeting in person even if you have returned a proxy. Postage is not required for mailing in the United States. Upon request, the Company will reimburse stockholders for the cost of mailing proxy cards from outside the United States.

                                          MARILYNN J. CASON
                                          Secretary

Oakbrook Terrace, Illinois
September 24, 1998

                                PROXY STATEMENT


               ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 17, 1998


     The Board of Directors of DeVry Inc. (the "Company") is sending you this Proxy Statement and the accompanying proxy card in connection with its solicitation of proxies to be voted at the Company's Annual Meeting of Stockholders to be held on November 17, 1998, and any adjournment thereof. This Proxy Statement and accompanying proxy are first being sent to stockholders on or about September 25, 1998. The solicitation of proxies gives all stockholders an opportunity to vote. Your shares can be voted only if you are present or represented by proxy at the meeting.

     When you have marked, signed, dated and returned your proxy card, the Proxy Committee (and each of them, with full powers of substitution) will vote your shares as you direct. Please indicate your choices by marking the boxes on the enclosed card. If you sign, date and return your proxy card to us without choices for each proposal, the Proxy Committee will vote your shares on the unmarked proposals as recommended by the Board of Directors. Abstentions, directions to withhold authority and broker non-votes (where a named entity holding shares for a beneficial owner has not received voting instructions from the beneficial owner regarding a particular matter and such named entity does not possess or choose to exercise discretionary authority with respect thereto) will be considered present at the meeting for purposes of a quorum but will not be counted in determining the total number of votes cast. Anyone giving a proxy may revoke it at any time before the proxy is voted at the meeting by: (1) notifying the Company in writing that the proxy has been revoked; (2) executing a later-dated proxy; or (3) voting in person at the meeting. The election of Directors, the increase in the number of authorized shares of Common Stock and the ratification of the appointment of the independent public accountants will each require the affirmative vote of a majority of the shares of Common Stock of the Company present or represented at the meeting.

     If you are a Company employee who is a participant in the DeVry Inc. Employee Stock Purchase Plan and/or the Profit Sharing Retirement Plan's DeVry Stock Fund, the accompanying proxy card, when returned properly signed, will serve as direction to the Custodian of the Stock Purchase Plan or the Trustee of the Stock Fund to vote the shares held in the Stock Purchase Plan and/or the Stock Fund, respectively, for your account in accordance with your directions. If you return a proxy card without indicating your voting preference, the shares represented by your proxy card will be voted in the same proportion as shares timely voted by proxies returned.

     The Company will bear the expense of soliciting proxies. The solicitation initially will be made by mail but also may be made by telephone, telefax or personal contact by Company employees.

     The Company will reimburse all stockholders for the expenses of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings.


     As of September 18, 1998, the Company had 69,342,289 shares of Common Stock ($0.01 par value) outstanding. Stockholders are entitled to one vote per share owned on the record date.


                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors of not less than three nor more than twelve Directors, as determined from time to time by resolution of the Board, and that the Board of Directors is divided into three classes of Directors serving staggered three-year terms. The Board has set the number of Directors at eleven. The members of Class I, whose terms of office expire in 1998, are Ewen M. Akin, Sister Ann Ida Gannon, BVM, Thurston E. Manning and Hugo J. Melvoin, of whom all, except Sister Ann Ida Gannon, BVM, have been nominated to stand for election as Directors at the 1998 meeting to hold office until 2001 or until their respective successors are elected and qualified. Sister Ann Ida Gannon is retiring from the Board after 25 years of distinguished service to the Company and its predecessors. All of the nominees have served as Directors since the last annual meeting.

     It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of the persons listed below as Class I Directors for a three-year term unless otherwise specified in such proxy. A proxy cannot be voted for more than three persons. In the event any one or more of such nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed proxy, for such person or persons as may be designated by the Board of Directors. The Board has no reason to believe that any nominee will become unavailable for election.

     The nominees for election as Directors are listed below, along with brief statements setting forth their current principal occupations, business experience, and other information, including directorships in other public companies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                          CLASS I - TERM EXPIRES 2001

Ewen M. Akin, age 68

     Dr. Akin has been a Director of the Company since February, 1997. He was President of Kennedy-King College in Chicago from 1976 to 1986 and President of Malcolm X College in Chicago from 1973 to 1976. From 1970 to 1973 he was Vice President for Academic Affairs at Kennedy King College, prior to which time he was a member of the physics faculty there.

Thurston E. Manning, age 72

     Dr. Manning has been a Director of the Company since 1990. He was President of the Council on Post-secondary Accreditation from 1987 until July 1991, prior to which time he was, for 12 years, Executive Director of the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools.

Hugo J. Melvoin, age 69

     Mr. Melvoin has been a Director of the Company since 1987. He was a founding stockholder and director of Keller Graduate School of Management, Inc. ("KGSM"). A practicing attorney since 1953, Mr. Melvoin was a partner in the Chicago law firm of Mayer, Brown & Platt from 1960 to 1981 when he established the law firm of Hugo Melvoin, P.C.

                         CLASS III - TERM EXPIRES 2000

Charles A. Bowsher, age 67

     Mr. Bowsher has been a Director of the Company since February 1997. In 1996 Mr. Bowsher completed a 15-year term as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co. for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher is also a director of American Express Bank and National Steel Company.

Robert C. McCormack, age 59

     Mr. McCormack has been a Director of the Company since 1995. He is a founding partner of Trident Capital, Inc., a private equity firm established in 1993 to invest in information and business service companies. From 1990 to 1993 Mr. McCormack was the Assistant Secretary and Comptroller of the Navy, prior to which time he served for 2 1/2 years in various positions on the staff of the Secretary of Defense. Mr. McCormack spent 20 years in investment banking with Dillon, Read & Co. Inc. and Morgan Stanley & Co. Incorporated before his government service. He is also a director of Illinois Tool Works, Inc.

Julie A. McGee, age 56

     Ms. McGee has been a Director of the Company since 1994. From 1991 to 1994 she was President of McDougal Littell. Upon its acquisition by Houghton Mifflin in 1994, she added the title of corporate Executive Vice President of Houghton Mifflin Company in Boston, which publishes print and electronic materials for elementary and secondary schools and colleges and references for the office automation and microcomputer markets, as well as fiction and nonfiction literature. Ms. McGee began her career at McDougal Littell in 1988 as an editorial director. From 1986 to 1988 she held management positions at Ligature, Inc. prior to which she was, for three years, Director of Marketing and Software Development for a division of Tandy Corporation.

Ronald L. Taylor, age 54

     Mr. Taylor has been a Director, President and Chief Operating Officer of the Company since 1987. In 1973 Mr. Taylor co-founded KGSM and was from 1973 to 1981 its Chief Operating Officer and from 1981 to 1987 its President and Chief Operating Officer. He is also a director of SPR, Inc.

                              INCUMBENT DIRECTORS

                          CLASS II - TERM EXPIRES 1999

David S. Brown, age 57

     Mr. Brown has been a Director of the Company since 1987 and was a founding stockholder and director of KGSM. Mr. Brown, a practicing attorney, was a partner in the Chicago law firm of McBride and Baker from 1972 to 1979 and served as General Counsel of the U.S. Office of Minority Business Enterprise from 1971 to 1972. From 1980 to 1996, Mr. Brown was employed by United Laboratories, Inc., a manufacturer and seller of specialty chemicals, most recently as Executive Vice President, Chief Financial Officer and General Counsel.

Dennis J. Keller, age 57

     Mr. Keller has been Chairman of the Board and Chief Executive Officer of the Company since 1987. Mr. Keller co-founded KGSM and was from 1973 to August 1987 its Chairman of the Board and Chief Executive Officer. He is also a director of NICOR, Inc.

Robert E. King, age 63

     Mr. King has been a Director of the Company since 1987. He is Chairman of Salt Creek Ventures, a private equity firm. From 1983 through 1994, Mr. King was Chairman and Chief Executive Officer of the Newtrend Group, a software and computer services company. He was President and Chief Executive Officer of DELTAK, Inc., a video publisher, from 1971 to 1982. Mr. King is also a director of US SERVIS.

Frederick A. Krehbiel, age 57

     Mr. Krehbiel has been a Director of the Company since 1996. Employed since 1965 by Molex Incorporated, an electronic component manufacturer, he has served as CEO since 1988 and as Chairman since 1993. Mr. Krehbiel is also a director of Tellabs, Inc., Nalco Chemical Co. and Northern Trust Corp.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     There were four regular meetings of the Board of Directors during fiscal 1998. During that year all incumbent Directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served. The Board has standing nominating, audit, finance and compensation committees.

     Messrs. Keller (Chair), Taylor, King, McCormack and Brown serve as members of the Company's NOMINATING COMMITTEE, which met by telephone during fiscal 1998. The Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The Nominating Committee will accept and consider nominations of Directors from stockholders. Such nominations should be sent to the Corporate Secretary, specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating Committee.

     Messrs. Bowsher (Chair), Akin and Brown, Sister Ann Ida Gannon and Ms. McGee serve as members of the AUDIT COMMITTEE of the Board of Directors of the Company. The principal duties of the Audit Committee, which met four times during fiscal 1997, include appointment of the Company's independent public accountants subject to ratification by the stockholders; review of the scope of work of the annual audits; review of the results of the audit; review of the representations of management and the findings and suggestions of the independent public accountants regarding internal control, financial policies and procedures and management's response thereto; review of the internal audit program of the Company; and review of unusual or significant financial transactions.

     Messrs. McCormack (Chair), Keller, Taylor, King and Brown serve as members of the Company's FINANCE COMMITTEE, which met once during fiscal 1997. The Committee's principal duties include review and recommendations with respect to the Company's financial policies, including cash flow, borrowing and dividend policy.

     Dr. Manning (Chair) and Messrs. King, Krehbiel and Melvoin serve as members of the COMPENSATION COMMITTEE, which held two meetings in fiscal 1998. The role of the Compensation Committee is to establish and oversee the policies that govern Company compensation and benefit practices and includes review of the salaries of the senior officers of the Company each year and approval of management incentive awards and stock option grants. The report of the Compensation Committee on Executive Compensation appears on pages 10 to 12 of this Proxy Statement.

     Directors are each paid a retainer of $20,000 per annum plus $1,000 for each Board of Directors meeting attended. Additionally, non-employee committee members are paid $500 per meeting attended. In addition, Directors are eligible to receive options under the Company's 1994 Stock Incentive Plan. Directors are reimbursed for any expenditures attendant to Board membership.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. The Company believes that during the fiscal year ended June 30, 1998, its officers, directors and 10% holders complied with all
Section 16(a) filing requirements.

                                STOCK OWNERSHIP

     The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more that 5% of the Common Stock, (2) each Director of the Company, (3) each nominee for election as Director, (4) each executive officer named in the Summary Compensation Table on page 6, and (5) all Directors and officers of the Company as a group, in each case as of June 30, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. All share amounts referred to in this

Proxy Statement have been adjusted to reflect the two-for-one stock splits, on June 21, 1995, December 18, 1996 and June 19, 1998.

                                                                  SHARES          PERCENTAGE
                            NAME                                 OWNED(1)         OWNERSHIP
                            ----                                ----------        ----------
Dennis J. Keller............................................     9,571,276(2)        13.6%
Ronald L. Taylor............................................     2,321,780(3)         3.2
Ewen M. Akin................................................         2,415(4)        *
Charles A. Bowsher..........................................         2,375(4)        *
David S. Brown..............................................       351,500(5)        *
Ann Ida Gannon, BVM.........................................        38,500(5)        *
Robert E. King..............................................        41,840(5)(6)     *
Frederick A. Krehbiel.......................................        22,620(7)        *
Thurston E. Manning.........................................        38,500(5)        *
Robert C. McCormack.........................................       845,044(8)         1.2
Julie A. McGee..............................................        26,500(9)        *
Hugo J. Melvoin.............................................       148,428(5)(10)    *
Michael J. LaForte, Jr. ....................................         2,900(11)       *
Norman C. Metz..............................................       218,000(12)       *
O. John Skubiak.............................................       134,900(13)       *
GeoCapital Corporation......................................     4,580,000(14)        6.6
Baron Capital, Inc. ........................................     7,404,600(15)       10.6
All Directors and Officers as a Group (29 Persons)..........    14,424,842           20.8

-------------------------
  *  Represents less than 1% of the outstanding Common Stock.

 (1) Calculated pursuant to Rule 13-3(d) of the Exchange Act. Under Rule 13-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person.

 (2) Includes 9,152 shares owned by Mr. Keller's wife and 4,000 shares owned by Mr. Keller's son, 200,200 shares owned by the Keller Family Foundation and 162,000 shares subject to purchase upon the exercise of stock options. Mr. Keller disclaims beneficial ownership of the shares owned by his wife, son and family foundation.

 (3) Includes 1,200 shares owned by Mr. Taylor's children and 115,800 shares subject to purchase upon the exercise of stock options. Mr. Taylor disclaims beneficial ownership of the shares owned by his children.

 (4) Includes 2,375 shares subject to purchase upon the exercise of stock options.

 (5) Includes 38,500 shares subject to purchase upon the exercise of stock options.

 (6) Includes 3,340 shares owned by Mr. King's wife. Mr. King disclaims beneficial ownership of the shares owned by his wife.

 (7) Includes 8,500 shares subject to purchase upon the exercise of stock options.

 (8) Includes 24,896 shares held by Northern Trust Company and Robert C. McCormack Trust UA DTD 10-6-67; 760,000 shares contributed to McCormack DV Management Limited Partnership by Mr. McCormack and 762 shares contributed by his wife; 39,238 shares held by his wife; and 12,500 shares subject to purchase upon the exercise of stock options. Mr. McCormack disclaims beneficial ownership of the shares owned or contributed by his wife.

 (9) Includes 26,500 shares subject to purchase upon the exercise of stock options.

(10) Includes 20,000 shared owned by the Melvoin Foundation.

(11) Includes 2,400 subject to purchase upon the exercise of stock options.

(12) Includes 12,800 shares subject to purchase upon the exercise of stock options.

(13) Includes 10,344 shares held in an IRA at Northern Trust Brokerage, 23,200 shares held in an IRA at Northern Trust Brokerage for Luba Skubiak and 48,800 shares subject to purchase upon the exercise of stock options.

(14) GeoCapital Corporation, whose address is 767 Fifth Avenue, New York, New York 10153, as of September 4, 1998 had shared voting power and sole investment power as to 4,580,000 shares.

(15) Baron Capital, Inc. whose address is 450 Park Avenue, New York, New York 10022, as of August 31, 1998 had shared voting and investment power as to 7,404,600 shares.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE


                                                                                 LONG TERM COMPENSATION
                                                                            ---------------------------------
                                             ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                    -------------------------------------   -----------------------   -------
                                                                                         SECURITIES
                                                                            RESTRICTED   UNDERLYING
                                                           OTHER ANNUAL       STOCK       OPTIONS/     LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)    AWARD(S)    SARS(#)(2)   PAYOUTS   COMPENSATION(3)
---------------------------  ----   --------   --------   ---------------   ----------   ----------   -------   ---------------
Dennis J. Keller,            1998   $372,895   $652,422       $7,524                       51,000                   $15,110
Chairman and Chief           1997    214,322    763,451        1,369                       52,000                    12,585
Executive Officer            1996    206,079    741,884        1,369                       42,000                    14,088
Ronald L. Taylor,            1998    372,895    652,422        1,042                       51,000                    19,637
President and Chief          1997    214,322    763,451        1,042                       52,000                    14,431
Operating Officer            1996    206,079    741,884        1,042                       42,000                    17,626
O. John Skubiak,             1998    162,000    125,000        1,750                       24,000                    10,210
Senior Vice President        1997    150,000    100,000        2,279                       20,000                     7,529
                             1996    122,000     75,000        2,551                       20,000                     7,288
Norman C. Metz,              1998    174,000     75,000        5,490                        8,000                     9,365
Senior Vice President        1997    168,000     70,000        3,814                        8,000                     9,651
                             1996    162,240     65,000        3,912                        8,000                     7,574
Michael J. LaForte,          1998    144,000     50,000        4,674                        4,000                     6,010
Vice President of            1997    105,000                   1,492                        4,000                       130
Operations                   1996


------------------------------
(1) During the covered fiscal years no executive officer named in the table received any other annual compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for him in the two preceding columns.

(2) Options to acquire shares of Common Stock.

(3) These amounts represent the Company's contributions to its Profit Sharing Retirement Plan and the dollar value of insurance premiums paid by the Company with respect to term life insurance and supplemental health insurance for the benefit of the named executive officers. Under its group life insurance plan the Company provides life insurance to all employees in the amount of their annual salary up to $500,000. The following premiums were paid: Mr. Keller, $1,602; Mr. Taylor, $1,025; Mr. Metz, $532; Mr. Skubiak, $369; and Mr. LaForte, $530.

     Employment Agreements. The Company has entered into employment agreements having substantially identical terms with Dennis J. Keller and Ronald L. Taylor (each an "Executive"). Each agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment ending on June 30, 1993, which thereafter continues until either the Executive or the Company provides the other with at least 150 days' notice. Each employment agreement provides that it may be terminated by the Company upon (1) the death of the Executive, (2) the physical or mental disability of the Executive which prevents him from performing his duties for a continuous period of 180 days or (3) for cause (as defined in the employment agreement). The Executive may terminate the agreement if (1) he is not accorded the authority, duties, obligations and prerogatives set forth in the agreement; (2) such authority, duties, obligations or prerogatives are materially or substantially reduced; (3) he is not paid or reimbursed amounts due him under the agreement or (4) the Company fails to observe its obligations under the agreement. In the event the Company terminates the agreement or fails to continue or renew the agreement or the Executive terminates the agreement for any reason stated in the preceding sentence, the Executive is entitled to severance payments.

     Restated Stock Incentive Plan. The Amended and Restated DeVry Inc. Stock Incentive Plan (the "Restated Stock Option Plan"), adopted in 1988, provides the Company's Directors and key executive and managerial employees with opportunities to acquire Common Stock of the Company on advantageous terms. The Restated Stock Option Plan has two components. The first provides for an annual automatic nondiscretionary grant of the lesser of 500 shares or $15,000 in fair market value of Common Stock to Directors who are Company employees for their service as Company Directors. These employee-Directors, currently Dennis J. Keller and Ronald L. Taylor, comprise the plan committee (the "Plan Committee") that administers the Restated Stock Option Plan, subject to approval of employee grants by the Compensation Committee of the Board of Directors. The second component of the Restated Stock Option Plan provides for discretionary grants by the Plan Committee, which determines the Directors and key officers and managerial employees of the Company eligible to participate and the number of shares to be granted under the option. The Restated Stock Option Plan authorizes the grant of nonqualified stock options and incentive stock options. The prices at which and the periods during which stock options may be exercised are fixed by the Plan Committee, but in no case may the price be less than 100% of the fair market value of the shares on the date of grant (110% in the case of an incentive stock option granted to a 10% or larger stockholder), and all options must be exercisable within ten years after the date of grant. Upon exercise of an option, payment of the purchase price must be made in full in cash or such other consideration, including shares of Common Stock and participant notes, as the Plan Committee elects. All options terminate at the earlier of the date established by the Plan Committee at the time of the grant or ten years after the date of grant (five years in the case of an incentive stock option granted to a 10% or larger stockholder). The Restated Stock Option Plan provides for adjustments in the event of stock splits, reorganizations and similar transactions. Incentive stock options granted under the Restated Stock Option Plan are not transferable except at death; nonqualified stock options may be transferred by grantees inter vivos to members of their immediate families or to a trust for the benefit of such family members. No option may be granted under the Restated Stock Option Plan after June 30, 1998. The Plan does not limit the number of options that may be granted to any participant or the number of individuals who may participate, and additional options may be granted to previous recipients of options.

     An aggregate of 347,840 shares of Common Stock are reserved for issuance upon the exercise of options granted under the Restated Stock Option Plan.

     1991 Stock Incentive Plan. The DeVry Inc. 1991 Stock Incentive Plan (the "1991 Stock Option Plan") provides the Company's key executive and managerial employees with opportunities to acquire Common Stock of the Company on advantageous terms. The 1991 Stock Option Plan is administered by the Board of Directors, which determines the key executive and managerial employees of the Company eligible to participate and the number of shares to be granted under option. The 1991 Stock Option Plan authorizes the grant of nonqualified stock options and incentive stock options. The prices at which and the periods during which stock options may be exercised are fixed by the Board of Directors, but in no case may the price be less than 100% of the fair market value of the shares on the date of grant (110% in the case of an incentive stock option granted to a 10% stockholder), and all options must be exercisable within ten years after the date of grant. Upon exercise of an option, payment of the purchase price must be made in full in cash or such other consideration, including shares of Common Stock and participant notes, as the Board of Directors elects. All options terminate at the earlier of the date established by the Board of Directors at the time of the grant or ten years after the date of grant (five years in the case of an incentive stock option granted to a 10% or larger stockholder). The 1991 Stock Option Plan provides for adjustments in the event of stock splits, reorganizations and similar transactions. Incentive stock options granted under the 1991 Stock Option Plan are not transferable except at death; nonqualified stock options may be transferred by grantees inter vivos to members of their immediate families or to a trust for the benefit of such family members. No option may be granted under the 1991 Stock Option Plan after June 30, 2001. The 1991 Stock Option Plan does not limit the number of options that may be granted to any employee or the number of employees who may participate, and additional options may be granted to previous recipients of options.

     An aggregate of 730,040 shares of Common Stock are reserved for issuance upon the exercise of options granted under the 1991 Stock Option Plan. At June 30, 1998, 20,800 shares of Common Stock remained available for grant under the 1991 Stock Option Plan. Any shares issuable upon the exercise of options under the 1991 Stock Option Plan may, however, thereafter be subject to new options if there is a forfeiture, expiration or termination of any such option.

     1994 Stock Incentive Plan. The DeVry Inc. 1994 Stock Incentive Plan (the "1994 Stock Option Plan") provides the Company's Directors and key employees with opportunities to acquire Common Stock of the Company on advantageous terms. The 1994 Plan has two components. The first provides for an annual automatic nondiscretionary grant of the lesser of 500 shares or $25,000 in fair market value of DeVry Common Stock to Directors who are Company employees for their service as Company Directors. The second component of the 1994 Plan provides for discretionary grants by the Plan Committee, currently Dennis J. Keller and Ronald L. Taylor, which determines the Directors and key employees of the Company eligible to participate and the number of shares to be granted under option, subject to approval of employee grants by the Compensation Committee of the Board. The 1994 Plan authorizes the grant of nonqualified stock options and incentive stock options. The prices at which and the periods during which stock options may be exercised are fixed by the Plan Committee, but in no case may the price be less than 100% of the fair market value of the shares on the date of grant (110% in the case of an incentive stock option granted to a 10% or larger shareholder), and all options must be exercisable within ten years after the date of grant. Upon exercise of an option, payment of the purchase price must be made in full in cash or such other consideration, including shares of Common Stock and participant notes, as the Plan Committee elects. All options terminate at the earlier of the date established by the Plan Committee at the time of the grant or ten years after the date of grant (five years in the case of an incentive stock option granted to a 10% or larger stockholder). The Plan provides for adjustments in the event of stock splits, reorganizations and similar transactions. Incentive stock options granted under the 1994 Plan are not transferable except at death; nonqualified stock options may be transferred inter vivos to members of their immediate families or to a trust for the benefit of such family members. No option may be granted under the 1994 Plan after June 30, 2004. The Plan does not limit the number of options that may be granted to any participant or the number of individuals who may participate, and additional options may be granted to previous recipients of options.

     An aggregate of 467,260 shares of Common Stock are reserved for issuance upon the exercise of options granted under the 1994 Plan. At June 30, 1998, 1,122,940 shares of Common Stock remained available for grant under the 1994 Plan. Any shares issuable upon the exercise of options under the Plan may thereafter be subject to new options if there is a forfeiture, expiration or termination of any such option.

     Employee Stock Purchase Plan. On February 16, 1993, the Company's Board of Directors adopted the DeVry Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"), pursuant to which the Company grants to all employees who have three months or more of service to the Company options to purchase through payroll deduction up to $25,000 of the Company's Common Stock every year, not to exceed, through open market purchases, an aggregate of 800,000 shares of the Common Stock. The Company assumes all Stock Purchase Plan administrative expenses, including brokerage commissions incurred in connection with the purchase of shares. At June 30, 1998, options to purchase 214,464 shares had been exercised by Company employees, including options by Company executive officers for 51,378 shares.

     The following table provides information about options granted to the named executive officers during fiscal 1998 under the Restated Stock Option Plan, the 1991 Stock Option Plan and the 1994 Stock Option Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE VALUE
                                            -----------------                                  AT ASSUMED ANNUAL RATES
                             NUMBER OF         % OF TOTAL                                           OF STOCK PRICE
                             SECURITIES       OPTIONS/SARS                                         APPRECIATION FOR
                             UNDERLYING        GRANTED TO        EXERCISE OR                         OPTION TERM
                            OPTIONS/SARS      EMPLOYEES IN       BASE PRICE     EXPIRATION    --------------------------
NAME                         GRANTED(#)        FISCAL YEAR         ($/SH)          DATE         5%($)          10%($)
----                        ------------      ------------       -----------    ----------      -----          ------
Dennis J. Keller........       50,000              17%            $14.5938       8/18/07       $458,898      $1,162,937
Dennis J. Keller........        1,000             .35%             13.44         7/01/07          8,452          21,419
Ronald L. Taylor........       50,000              17%             14.5938       8/18/07        458,898       1,162,937
Ronald L. Taylor........        1,000             .35%             13.44         7/01/07          8,452          21,419
Norman C. Metz..........        8,000             2.8%             14.5938       8/18/07         73,423         186,070
O. John Skubiak.........       24,000             8.4%             14.5938       8/18/07        220,271         558,210
Michael J. LaForte,
  Jr....................        4,000             1.4%             14.5938       8/18/07         36,711          93,035

     The following table provides information about options exercised by the named executive officers during fiscal 1998 and the number and value of options held at the end of fiscal 1998. The Company does not have any outstanding stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                      NUMBER OF             VALUE OF
                                                                     SECURITIES           UNEXERCISED
                                                                     UNDERLYING           IN-THE-MONEY
                                                                   OPTIONS/SARS AT      OPTIONS/SARS AT
                                       SHARES                      ---------------    --------------------
                                     ACQUIRED ON       VALUE        EXERCISABLE/          EXERCISABLE/
NAME                                 EXERCISE(#)    REALIZED($)     UNEXERCISABLE        UNEXERCISABLE
----                                 -----------    -----------     -------------        -------------
Dennis J. Keller.................                                  114,800/146,200    $2,021,949/1,772,441
Ronald L. Taylor.................       46,400      $  588,700      68,400/146,200     1,141,801/1,772,441
Norman C. Metz...................      198,200       2,986,762        4,800/24,000          69,500/294,447
O. John Skubiak..................                                    27,200/65,600         459,318/795,417
Michael J. LaForte, Jr. .........                                        800/7,200            8,324/62,674

------------------------------
(1) Represents the difference between the closing price of the Common Stock on the New York Stock Exchange on June 30, 1998, and the exercise price of the options.

     Profit Sharing Retirement Plan. Employees of the Company and its subsidiaries who have one year or more of service with the Company participate in the DeVry Inc. Profit Sharing Retirement Plan (the "Profit Sharing Retirement Plan"), which as of June 30, 1998, covered 2,298 of the Company's employees, including 503 former employees. Under the Profit Sharing Retirement Plan, employees share in the success and profitability of the Company through a combination of Company matching and discretionary contributions to its eligible employees. Regular full-time employees and regular part-time employees who complete 1,000 hours of service during a Profit Sharing Retirement Plan Year (July 1 - June 30) are automatically enrolled in the Profit Sharing Retirement Plan during the monthly enrollment period following their completion of one year of service to the Company. Eligible employees may choose to open a 401(k) account and contribute from 1% to 15% of their annual eligible compensation. To those employees contributing 1% to a 401(k) account, the Company makes a matching contribution of 1% of their total annual eligible compensation (including salary, overtime pay and bonuses); to those employees contributing 2% or more, the Company makes a matching contribution of 1 1/2% of their total annual eligible compensation. Allocations of the Company's discretionary profit sharing contribution under a formula based on salary and seniority are made to eligible employees who have completed one year of service as of the last day of any Profit Sharing Retirement Plan year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     To Our Stockholders:

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all employees working toward common objectives. The Company seeks to achieve these objectives through teamwork that is focused on meeting the expectations of its customers (students and their employers) and its stockholders.

     The Compensation Committee has the responsibility, with respect to the Company's executive officers, to implement that philosophy in a manner that will align executive compensation with the business objectives and performance of the Company and also enable the Company to attract, retain and motivate executive officers to ensure its long-term success. To that end, the Committee evaluates the performance of the Chief Executive Officer and of the President, reviews with senior management the performance of executive officers generally and determines or reviews recommendations for, respectively, their compensation levels in terms of salaries, bonuses and related benefits.

     Under the current program, there are three components to the compensation of executive officers: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive, including the Chief Executive Officer and the President, in establishing the elements of executive compensation. The current compensation of the Chief Executive Officer and the President (who are deemed jointly and equally responsible for the success of the Company and are therefore compensated equally), as well as the compensation of all other executives, reflects another year of superior Company results. (In 1998, DeVry's revenues increased by 14.6%, its net income by 27.0% and its earnings per share by 25.7% over the previous year.)

SALARY

     In its annual review of the salaries of each of the Company's executives, the Compensation Committee considers, among other factors, the responsibilities and individual performance (both in the current year and over time) of the executive, the Company's performance and the performance of the executive's business unit. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. With respect to the Chief Executive Officer and the President, it was historically the Compensation Committee's practice to limit their salary increases to the percentage established by the Company as the pool amount for salary increases for all employees (from 4% to 4 1/2% in recent years, and 4% for fiscal year 1998). This practice caused, however, their base salaries to become, over time, substantially lower, and to represent a substantially smaller portion of total compensation, than those of CEO's of companies of comparable size and type. Additionally, this salary practice produced salary compression among Company executives, who, for the most part, aside from the Chief Executive Officer and the President, have received salary increases at levels higher than the increase in the salary pool as a whole. Salary compression among DeVry executives had also begun to affect the Company's external recruiting of executives.

     To alleviate these problems, the Compensation Committee, which continues to believe that the level of total cash compensation reflected in the historical combination of salary and annual incentive compensation for the Chief Executive Officer and the President approximately conforms to the Committee's policy of providing total cash compensation that represents salary reasonable in amount and additional compensation determined by stockholder returns, changed for fiscal year 1998 the mix of salary and annual incentive compensation without changing the total compensation. As a result $150,000 of the compensation determined under the five-year growth in earnings per share bonus program (described below under "Annual Incentive Compensation") has been deemed salary and added to the salary component of the compensation of the Chief Executive Officer and the President along with a salary increase at the salary pool rate for salary increases. This change increases the salary portion of their total compensation from approximately 20%-30% to 35%-45%, while retaining annual incentive compensation, with its focus on long-term growth in earnings per share, as their primary compensation vehicle.

ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation for executive officers other than the Chief Executive Officer and the President consists of discretionary cash bonuses awarded annually to executives (and certain other management employees) based on the achievement of certain Company targets and personal objectives. These bonuses are the primary vehicle for recognizing and rewarding accomplishments in a given year. The specific bonus an executive receives is dependent on individual performance and level of responsibility.

     The Compensation Committee has adopted the premise that long-term growth in earnings is the single best proxy for stockholder interests. The annual incentive compensation program for the Chief Executive Officer and the President, which is based primarily on a growth in earnings per share bonus program, has been designed to that end. Under the program, the Company's growth in earnings per share over the most recent five years determines approximately two-thirds of the bonus amount, and current year growth in earnings per share determines approximately one-third. Under the amendment of the program adopted by the Compensation Committee for fiscal year 1998, the first $150,000 of any bonus amount determined is deemed salary and treated as such. (See "Salary" above.) No annual incentive bonus will be paid under this program if both five-year and annual earnings per share growth is 5% or less. Additionally, because the Compensation Committee believes that, in the Company's industry it is difficult to sustain annual earnings per share growth at a rate greater than 25% while meeting the needs of customers without some degradation in quality, the earnings per share growth bonus factor has been capped at 25%. The Committee may, however, recognize or provide additional objectives for the Company and tie other cash awards to the achievement of those objectives and recommend approval of such to the Board of Directors. The Company's steady and substantial growth in earnings per share under the leadership of the CEO and the President (approximately 25% per year from 1993 to 1998) has resulted in substantial growth in their compensation, which the Committee believes is appropriate and in keeping with the total compensation paid by comparable companies of similar size.

LONG-TERM INCENTIVE COMPENSATION

     Stock options are used as the primary long-term incentive vehicle. Options provide executives and other key employees with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation in value of its Common Stock. To assure that the value of every stockholder's interest must appreciate before the option holder receives any benefit from the option, options have been granted at no less than the fair market value of the Company's Common Stock on the date of grant. Additionally, options are generally granted with a 5-year vesting period and a 10-year exercise period so as to encourage executives and others to take a longer-term view of their individual contributions to the Company. The Compensation Committee believes that stock options are an important tool to align the interests of management and stockholders. The Chief Executive Officer, the President, the three other named executive officers and certain other executive officers were among the 149 Company employees granted stock options based on their superior performance during fiscal year 1998.

     The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the Chief Executive Officer, the President and the three other named executive officers of the Company in fiscal 1998 is set forth on page 6. The Compensation Committee believes that the executive officers of the Company continue to be dedicated to increasing stockholder value and that the Committee's compensation policies contribute to this focus.

     The Compensation Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code relating to the deductibility of compensation paid to the executive officers named in the Summary Compensation Table will limit the deductibility of such compensation expected to be paid by the Company. Although the Board of Directors currently intends for all compensation to be tax deductible to the Company, the Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

                                          COMPENSATION COMMITTEE

                                          Thurston E. Manning, Chairman
                                          Robert E. King
                                          Frederick A. Krehbiel
                                          Hugo J. Melvoin

PERFORMANCE GRAPH

     The following graph and chart compare the total cumulative return (assuming dividend reinvestment) on the Company's Common Stock during the period from June 30, 1993 through June 30, 1998 with the cumulative return on the NYSE Stock Market Index (U.S. Companies), and an industry group index. This graph demonstrates the markets support of the Company's strong financial performance, as the return on the Company's Common Stock has significantly outperformed both the general market, as represented by the NYSE index, and the industry, as represented by the industry group.

           COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JUNE 30, 1993
                      AMONG DEVRY INC., NYSE MARKET INDEX,
                            AND INDUSTRY GROUP INDEX

                                                                          NYSE
                                                                      MARKET INDEX
               MEASUREMENT PERIOD                                        -U.S.            INDUSTRY
             (FISCAL YEAR COVERED)                  DEVRY, INC.        COMPANIES        GROUP INDEX
06/30/93                                                     100.0             100.0             100.0
06/30/94                                                     115.4             101.0              85.1
06/30/95                                                     159.2             124.1             122.3
06/30/96                                                     358.2             156.3             210.1
06/30/97                                                     429.9             204.8             292.5
06/30/98                                                     698.5             262.4             350.4

     Data for this graph was prepared by The University of Chicago Graduate School of Business -- Center for Research in Security Prices.

     Assumes $100 was invested on June 30, 1993 in DeVry Inc. Common Stock, the NYSE Stock Market Index (U.S. Companies) and the Industry Group (1), and that all dividends were reinvested.
------------------------------
(1) The Industry Group consists of the following companies selected on the basis of the similarity in the nature of their business: Flightsafety International, Inc., Education Alternatives, Inc., Berlitz International, Inc., Sylvan Learning Systems, Inc., Apollo Group, Inc., ITT Educational Services, Inc., Computer Learning Centers, Inc., Education Management Corp., Educational Medical, Inc., Learning Tree International, Inc., Strayer Education, Inc., and Whitman Education Group, Inc. The Company believes that, including itself, these companies represent the majority of the market value of publicly traded companies whose primary business is education.

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

     By resolution adopted on August 18, 1998, the Board of Directors of the Company proposed the adoption by stockholders of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value, from 75,000,000 shares to 200,000,000 shares. If the stockholders approve the amendment, the Restated Certificate of Incorporation will be amended as proposed by the Board of Directors and the number of authorized shares increased to 200,000,000.

     Of the 75,000,000 shares currently authorized, 69,305,070 were outstanding at June 30, 1998, and 1,545,140 shares were reserved for issuance under the Company's Restated Stock Option Plan, its 1991 Stock Option Plan and the 1994 Stock Option Plan. The Company does not now have any present plan, understanding or agreement to issue additional shares of Common Stock. Although currently authorized shares are sufficient to meet all known present requirements, the Board of Directors believes that it is desirable for the Company to have the flexibility to issue a substantial number of shares of Common Stock without the expense and delay of holding a meeting of stockholders to secure their authorization when a specific need for shares arises. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions such as stock dividends, stock splits, financings, employee benefit programs and acquisitions. If the proposed amendment is approved, the authority will lie with the Board of Directors to determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes or other proper corporate purposes.

     If the proposed amendment is approved, all or any of the authorized shares of Common Stock may be issued without further action by the stockholders and without first offering such shares to stockholders for subscription. The issuance of Common Stock other than on a pro rata basis to all current stockholders could have the effect of diluting earnings per share, book value per share and current stockholders' proportionate interests. However, in such event stockholders wishing to maintain their interests may be able to do so through normal market purchases.

     If the proposed amendment is adopted by the stockholders, it will become effective upon the filing and recording of a Certificate of Amendment as required by the General Corporation Law of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of its Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, as independent public accountants for the Company and its subsidiaries for fiscal year 1999. The Board of Directors recommends to the stockholders that the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent public accountants will be reconsidered by the Audit Committee and the Board of Directors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                  STOCKHOLDER PROPOSALS -- 1999 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company no later than May 23, 1999, to be eligible for inclusion in the Proxy Statement and form of proxy for the meeting.

                                 OTHER BUSINESS

     The Board of Directors is aware of no other matter that will be presented for action at this meeting. If any other matter requiring a vote of the stockholders properly comes before the meeting, the Proxy Committee will vote and act according to their best judgment.

                                          By Order of the Board of Directors

                                          Marilynn J. Cason
                                          Secretary

                                   DeVRY INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]



1. ELECTION OF DIRECTORS:                         FOR WITHHOLD FOR ALL (EXCEPT NOMINEE(S) WRITTEN BELOW)
    Nominees: CLASS I (2001) - Ewen M. Akin,      ALL   ALL
    Thurston E. Manning and Hugo J. Melvoin      / /    / /   / /_________________________________________

                                                 2. Amendment of Certificate of Incorporation to increase authorized Common Stock
                                                     to 200,000,000 shares.    FOR AGAINST ABSTAIN
                                                                                / /   / /     / /

                                                 3. Ratification of selection of PricewaterhouseCoopers LLP     FOR AGAINST ABSTAIN
                                                     as Independent Public Accountants.                           / /   / /     / /

                                                                                Dated:_______________________________________, 1998

                                                  Signature(s)___________________________________________________________________

                                                  _______________________________________________________________________________

                                                  Please date and sign above exactly as your name(s) appears hereon. Joint owners should all sign.  When signing in a representative capacity (such as for an estate, trust, corporation or partnership) please indicate title or capacity.


------------------------------------------------------------------------------------------------------------------------------------
                                                   FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!


                     PLEASE SIGN, DATE AND RETURN PROMPTLY
                         IN ENCLOSED PREPAID ENVELOPE.

PROXY                                                                      PROXY

                                   DeVry Inc.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Marilynn J. Cason and Norman M. Levine as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of DeVry Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m. on Tuesday, November 17, 1998, at The Northern Trust, 50 South LaSalle Street, Chicago, Illinois, and all adjournments thereof.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted FOR Proposals 1, 2 and 3.

The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.


          PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)